 Exhibit 4.9

                            REGISTRATION RIGHTS AGREEMENT

    REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made as of September 11, 1997, by and among WESTERN PACIFIC AIRLINES, INC., a Delaware corporation (the "Company"), and each of HUNT PETROLEUM OF TEXAS, INC., a Delaware corporation ("Hunt"), and GFI COMPANY, a Nevada corporation ("GFI"). Each of Hunt and GFI are sometimes referred to herein as an "Investor" and collectively as the "Investors"

                                   R E C I T A L S:

    WHEREAS, Hunt is the wholly-owned subsidiary of Hunt Petroleum Corporation, a Delaware corporation ("HPC");

    WHEREAS, Bank One Texas, N.A. (the "Bank") is prepared to extend a line of credit to and loan the Company an amount equal to Ten Million Dollars ($10,000,000.00) pursuant to that certain Promissory Note (the "Note");

    WHEREAS, as a condition precedent to the Bank's loan to the Company pursuant to the Note, the Bank requires that HPC enter into an agreement (the "Guaranty") whereby HPC unconditionally guarantees all of Company's obligations under the Note;

    WHEREAS, as a condition precedent to HPC's entering into the Guaranty, GFI has entered into an agreement to contribute to HPC fifty percent (50%) of all liabilities and obligations that may become payable under the Guaranty (the "Contribution Agreement");

    WHEREAS, in order to induce the HPC to enter into the Guaranty and GFI to enter into the Contribution Agreement, the Company has agreed to indemnify and reimburse HPC and GFI for all costs, expenses or other liabilities incurred by such parties as set forth in that certain Reimbursement Agreement, dated as of the date hereof, by and among the Company, HPC and GFI; and

    WHEREAS, as further consideration to HPC and GFI for their entering into and continued compliance with the terms of the Guaranty, the Company has agreed to provide to each of the Investors certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws, all upon the terms and conditions stated herein.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Investors hereby agree as follows:

    1.      DEFINITIONS.

    (a) As used in this Agreement, the following terms shall have the following meanings:

    (i) "Affiliate" means a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

    (ii) "Common Stock," means the Common Stock of the Company, par value $0.001 per share, and any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to the Common Stock.

    (iii) "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

    (iv) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "Commission").

    (v) "Purchase Period" means the period of time beginning on the date hereof and ending on September 11, 2002.

    (vi) "Registrable Securities" means (i) all shares of Common Stock currently owned by an Investor and all shares of Common Stock issuable to such Investor or which such Investor has the right to acquire upon conversion or exercise of any warrants, options, stock purchase rights or other convertible securities as of the date the applicable Registration Request (as defined in Section 2(a)(i) below), and (ii) all shares of Common Stock purchased by such Investor during the Purchase Period from the Company or an Affiliate of the Company or any "joint filer" of such Investor for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); PROVIDED, however, that Registrable Securities shall not include any shares of Common Stock, whether owned by the Investor or issuable to such Investor upon conversion or exercise of any warrants, options, stock purchase rights or other convertible securities, that are otherwise subject to a registration obligation on the part of the Company.

    (vii) "Registration Statement" means a registration statement of the Company under the Securities Act.

2.  AGREEMENT TO REGISTER SHARES.

    (a) In consideration of each of HPC's entering into and continued compliance with the terms of the Guaranty and GFI's entering into and continued compliance with the terms of the Contribution Agreement, the Company agrees and covenants as follows:

            (i) the Company will, as soon as practicable any in any event within 120 days following the receipt of a written request from an Investor (each a "Registration Request"), file a Registration Statement with the Commission to register under the Securities Act such Investor's resales of the Registrable Securities included in the Registration Request; PROVIDED, however, that each Investor shall have the right to make a Registration Request only if the aggregate dollar value of the shares to be registered, measured by the closing price of the Company's Common Stock as quoted on the Nasdaq National Market (and as reported by The Wall Street Journal or, if not reported thereby, by another authoritative source) on the trading day immediately preceding the Registration Request, exceeds $ 1,000,000.00.

            (ii) the Company will use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable and in any event within 180 days after the date of the Company's receipt of the Registration Request; and

            (iii) the Company will use its reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 at all times until the earlier of (A) the date on which all of the Registrable Securities have been sold and (B) the date on which the Registrable Securities (in the opinion of counsel to the Company in substance reasonably acceptable to the Investor) may be sold without volume limitations in a public transaction pursuant to an available exemption from the requirements of registration under the Securities Act (the "Registration Period").

    (b) Each of the Investors will cooperate with the Company in connection with a registration of the Registrable Shares and will furnish (i) such information as may be reasonably required by the Company or by the Commission in connection therewith and (ii) such representations, undertakings and agreements as may be reasonably required by the Commission in connection therewith.

    (c) If any offering pursuant to a Registration Statement involves an underwritten offering, the Investors who hold a majority in interest of the Registrable Securities subject to such underwritten offering, shall have the right to select one legal counsel and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company.

    3.      ADDITIONAL OBLIGATIONS OF THE COMPANY RELATING TO THE REGISTRABLE
SECURITIES.   In connection with the registration of the Registrable Securities, the Company will have the following obligations:

    (a) The Company will prepare and file with the Commission such amendments (including post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

    (b) The Company shall furnish to each Investor (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a) above, each letter written by or on behalf of the Company to the Commission or the staff of the Commission, and each item of correspondence from the Commission or the staff of the Commission, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

    (c) The Company will use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor of the issuance of such order and the resolution thereof.

    (d) The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by each Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

    (e) In the event Investors who hold a majority-in-interest of the Registrable Securities included in a Registration Request select underwriters for the offering, the Company shall in good faith endeavor to negotiate to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

    (f) As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

    (g) The Company shall permit a single firm of counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto and documents incorporated by reference therein (as well as all requests for acceleration of effectiveness thereof) a reasonable period of time prior to their filing with the Commission, and not file any document in a form to which such counsel reasonably objects.

    (h) At the request of any Investor, the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with a Registration Statement or, if such securities are not being sold by an underwriter, on the date of effectiveness thereof, a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Investors.

    (i) The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors and (iv) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; PROVIDED, HOWEVER, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(i). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Investor's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

    (j) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

    (k) The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by each Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or
(ii) secure the designation and quotation, of all the Registrable Securities covered by such Registration Statement on the Nasdaq-NMS or, if not eligible for the Nasdaq-NMS on the Nasdaq SmallCap and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

    (l) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of each Registration Statement.

    (m) The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the applicable Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request.

    (n) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to the applicable Registration Statement.

    4.      OBLIGATIONS OF THE INVESTORS.

    In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

    (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least three (3) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor.

    (b) Each Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder.

    (c) No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 6 below.



    5.      INDEMNIFICATION

    (a) Upon the registration of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless (i) each Investor and the directors, officers, partners, employees, agents and each person who controls any Investor within the meaning of the Securities Act or the Exchange Act, if any, or (ii) any Affiliate of the foregoing (collectively, the "Indemnified Persons"), against any losses, claims, damages or liabilities, joint or several, to which any Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference into such Registration Statement or preliminary prospectus (if used prior to the effective date of such Registration Statement) or final or summary prospectus contained therein (if used during the period the Company is required to keep such Registration Statement effective), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will promptly reimburse each Indemnified Person for any legal or any other expenses reasonably incurred by it (from time to time as such expenses are incurred) in connection with investigating or defending any such action or claim (excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of the Company, which shall not be unreasonably withheld); provided, however, that the Company will not be liable to a particular Indemnified Person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or omission or alleged omission made in the applicable Registration Statement, any preliminary prospectus or the final or summary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by that Indemnified Person; or (ii) any act or action of that Indemnified Person other than as a selling shareholder under such Registration Statement.

    (b) Upon the registration of the Registrable Shares under the Securities Act pursuant to this Agreement, each Investor shall indemnify and hold harmless the Company, each of the Company's directors, officers, employees and agents, and each other person, if any, who controls the Company under the meaning of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will promptly reimburse the Company, each such director, officer and controlling person for any legal or other expenses reasonably incurred (from time to time as such expenses are incurred) by them in connection with investigating or defending any such action or claim (excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of Investors, which shall not be unreasonably withheld); but in all such cases only if, and to the extent that, any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission therein made in reliance upon and in conformity with written information furnished to the Company by such Investor or such Investor's Affiliates specifically for use in the preparation thereof.

    (c) Promptly after receipt by a party entitled to indemnification hereunder of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party and it shall so notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it so chooses, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party that it so chooses, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if the indemnifying party fails to take reasonable steps necessary to diligently defend such claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such steps, the indemnified party may assume its own defense and the indemnifying party shall be liable for any expenses therefor. The indemnity agreements in this Section shall be in addition to any liabilities which the indemnifying parties may have pursuant to law or contract.

    (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the Investors shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to, and relative faults of, the Company, on the one hand, and the Investors, on the other hand, in connection with the
transactions to which such indemnification or reimbursement relates.   As among
themselves, the holders of the Registrable Shares shall contribute to amounts payable by other selling holders, if any, in such manner as shall give effect, to the extent permitted by law, to the provisions of this Section. No Person guilty of "fraudulent misrepresentation" (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

    6.      EXPENSES; NO OBLIGATION FOR UNDERWRITTEN OFFERING.

    All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the Investors, shall be borne by the Company.

    7.      REPORTING OBLIGATIONS.   With a view to making available to the
Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144; and

            (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents as required for the applicable provisions of Rule 144.

    8. WAIVER, MODIFICATION IN WRITING. No failure or delay on the part of the Company or an Investor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Investors at law or in equity. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company, on the one hand, and, on the other hand, each of the Investors. Any amendment, supplement or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle the other party to any other or further notice or demand in similar or other circumstances.

    9. COMMUNICATIONS. All notices and demands provided for hereunder shall be in writing, and shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, courier service of personal delivery, and addressed to the relevant party or parties at the following address:

              (i)  if to the Company:

                   Western Pacific Airlines, Inc.
                   2864 Circle Drive
                   Suite 1100
                   Colorado Springs, Colorado  80906

                   Telecopier No.: (719) 527-7259
                   Telephone No.: (719) 527-7421

                   Attention: Chief Executive Officer


              with a copy to:

                   D'Ancona & Pflaum
                   30 North LaSalle Street
                   Suite 2900
                   Chicago, Illinois  60602
                   Telecopier No.: (312) 580-0923
                   Telephone No.: (312) 580-2000
                   Attention:  Allan J. Reich, Esq.

              (ii) if to Hunt:

                   Hunt Petroleum of Texas, Inc.
                   c/o Hunt Petroleum Corporation
                   1601 Elm, 50th Floor
                   Dallas, Texas  75201
                   Telecopier No.: (214) 922-1060
                   Telephone No.: (214) 922-1000
                   Attention: Mr. Brett Ringle

            with a copy to:

                   Vinson & Elkins
                   3700 Trammell Crow Center
                   2001 Ross Avenue
                   Dallas, TX 75201-2975
                   Telecopier No.: (214) 220-7716
                   Telephone No.: (214) 220-7700
                   Attention: Derek McClain, Esq.

            (iii)  if to GFI:

                   GFI Company
                   Hughes Center
                   3753 Howard Hughes Parkway, Suite 200
                   Las Vegas, Nevada 89109
                   Telecopier No.: (702) 892-3950
                   Telephone No.: (702) 892-3746
                   Attention: Mr. David C. Story

            with a copy to:

                   Haynes & Boone
                   901 Main Street
                   3100 Nations Bank Plaza
                   Dallas, TX 75202
                   Telecopier No.: (214) 200-0588
                   Telephone No.: (214) 651-5088
                   Attention: Wilson Chu, Esq.

or to such other address as a Investor or the Company, as the case may be, may designate in writing to the other parties hereto, which notice shall be deemed given when received.

    10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

    11. BINDING EFFECT; ASSIGNMENT. The rights and obligations of the parties under this Agreement may not be assigned to any other Person; provided, however, that the Company may assign its rights hereunder to any successor entity to the Company, whether pursuant to a sale of substantially all of the Company's assets, or the merger or consolidation of the Company, that agrees to be bound by the terms and conditions hereof or is so bound by operation by law. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. This Agreement shall be binding upon the Company and the Purchasers, and their respective successors and permitted assigns.

    12. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

    13. EXPENSES. Each of the parties hereto shall pay its own respective costs and expenses incurred in connection with the negotiation, execution and performance of this Agreement.

    14. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

    15. HEADINGS. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

    16. INTEGRATION. This Agreement (including the exhibits hereto) constitutes the entire agreement among the parties with respect to the registration of the Registrable Securities and there are no promises or undertakings with respect thereto relative to the subject matter hereof not expressly set forth or referred to herein.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.



                             WESTERN PACIFIC AIRLINES, INC.


                             By: /S/GEORGE E. LEONARD
                                 ---------------------------------------------
                             Name: GEORGE E. LEONARD
                                   -------------------------------------------
                             Title: VICE PRESIDENT/CFO
                                    ------------------------------------------



                             HUNT PETROLEUM OF TEXAS, INC.


                             By: /S/IVAN IRWIN
                                 ---------------------------------------------
                             Name: IVAN IRWIN JR.
                                   -------------------------------------------
                             Title: EXECUTIVE VICE PRESIDENT
                                    ------------------------------------------


                             GFI COMPANY



                             By: /S/EDWARD GAYLORD II
                                 ---------------------------------------------
                             Name: EDWARD GAYLORD II
                                   -------------------------------------------
                             Title:
                                   -------------------------------------------